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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 12, 2000

                               D.G. JEWELRY, INC.
             (Exact name of registrant as specified in its charter)


ONTARIO, CANADA             001-14600                               N/A
(State or other             (Commission                   (IRS Employer
jurisdiction of             File Number)             Identification No.)
incorporation)


                               1001 Petrolia Road
                            TORONTO, ONTARIO M3J 2X7
          (Address of principal executive offices, including zip code)

                                 (416) 665-8844
              (Registrant's telephone number, including area code)





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Item 4.           Changes in Registrant's Certifying Accountants.

                  On December 12, 2000, Schwartz Levitsky Feldman, LLP Chartered Accountants ("SLF"), the independent Chartered Accountants for D.G. Jewelry, Inc. (the "Company") was dismissed by the Company. During the years ended December 31, 1999 and 1998 the reports by SLF on the financial statements of the Company did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years and subsequent period up to December 12, 2000, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

                  On December 12, 2000, upon receipt of approval of its Board of Directors, the Company engaged Solursh Feldman & Partners, LLP to serve as the Company's independent Chartered Accountants. During the Company's two most recent fiscal years, and during any subsequent period through December 12, 2000, the Company did not consult with Solursh Feldman & Partners, LLP on any accounting or auditing issues.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits

                  *Exhibit 1 - Letter from SLF.


* To be filed by amendment.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 18, 2000

                                            D.G. JEWELRY, INC.


                                            By: /s/ Jack Berkovits
                                               --------------------------------
                                            Name: Jack Berkovits
                                            Title: Chief Executive Officer